Exhibit 99.1

B. Riley Financial Reports Financial Results for the Third Quarter of 2018

Declares Special Dividend of $0.08 Per Share in addition to

Regular Quarterly Dividend of $0.08 Per Share

LOS ANGELES, November 5, 2018 – B. Riley Financial, Inc. (NASDAQ:RILY or the “Company”), a diversified financial services company which operates through several wholly-owned subsidiaries, reported results for its third quarter ended September 30, 2018.

Third Quarter 2018 Financial Highlights

●	Total revenues of $99.7 million

●	Net income of $2.8 million or $0.10 per diluted share

●	Adjusted EBITDA of $21.0 million

●	Adjusted net income of $6.4 million or $0.24 per diluted share

“Our third quarter results demonstrate strong operating results in our capital markets segment and steady performance of our appraisal and principal investments businesses. We are seeing true leverage from our diversified platform and more instances where clients can engage us for multiple services which has resulted in increased revenue opportunities,” said Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial. “Highlights for the quarter include our merger with GlassRatner, successful completion of our bond offering, continued penetration of GACP Fund II, our ongoing work related to the Bon-Ton Stores liquidation, and our partnership with bebe stores. Our enhanced platform has also enabled us to attract a number of new key hires as we look to further expand our presence in the marketplace.”

Riley added: “We have returned a total of $0.58 cents per share in dividends to our shareholders through the first nine months of 2018, and our recent share repurchase announcement follows our previous buyback of approximately 950,000 shares earlier this year. We continue to work towards obtaining regulatory approval to complete the magicJack acquisition and remain enthusiastic about the multitude of opportunities ahead of us.”

Third Quarter 2018 Financial Results

For the three months ended September 30, 2018, total revenues increased to $99.7 million compared to $92.4 million in revenues generated for the same year-ago period. Results for the third quarter of 2018 were primarily driven by an increase in revenues from the Capital Markets Segment in addition to contributions from Principal Investments and the Company’s Valuation and Appraisal business.

●	Capital Markets Segment: Revenues were $76.3 million for the third quarter of 2018 compared to $63.7 million for the same year-ago period. Segment income increased to $11.0 million for the third quarter of 2018 compared to a segment loss of $0.2 million for the same year-ago period. Revenue growth in this segment was primarily driven by an increase in investment banking fees and the addition of consulting fees related to the acquisition of GlassRatner.

●	Auction and Liquidation Segment: Revenues for the third quarter of 2018 were $2.5 million compared to $7.4 million for the same year-ago period. Segment income totaled $0.3 million for the third quarter of 2018 compared to $2.0 million for the same year-ago period. Quarterly results for this segment are expected to be variable in nature due to the episodic nature of retail liquidation engagements. For the nine months ended September 30, 2018, revenues in this segment increased to $44.9 million from $43.2 million for the same year-ago period.

●	Valuation and Appraisal Segment: Revenues for the third quarter of 2018 increased to $9.4 million from $9.0 million for the same year-ago period driven by an increase in appraisal engagements. Segment income totaled $2.9 million for the third quarter of 2018 compared to $3.0 million for the same year-ago period.

●	Principal Investments – United Online Segment: Revenues were $11.4 million for the third quarter of 2018, with segment income of $4.1 million. This compares to revenues of $12.3 million and segment income of $4.9 million for the same year-ago period. Revenues from United Online are primarily driven by services and fees for internet access and related subscription services. Since completing the acquisition in July of 2016, United Online has generated cash flow in excess of the Company’s initial net investment and is outperforming its acquisition plan. B. Riley Financial expects United Online to continue to generate meaningful cash flow over the next several years.

Net income attributable to B. Riley Financial for the third quarter of 2018 totaled $2.8 million or $0.10 per diluted share compared to $0.4 million or $0.01 per diluted share for the same year-ago period.

Adjusted EBITDA for the third quarter of 2018 totaled $21.0 million compared to adjusted EBITDA of $15.8 million for the same year ago period. Adjusted EBITDA includes earnings before interest expense, interest income, provision for (benefit from) income taxes, depreciation and amortization, share-based payments, fair value adjustments, insurance settlement recovery, transactions-related costs, and restructuring costs. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Adjusted net income totaled $6.4 million or $0.24 per diluted share for the third quarter of 2018. This compares to $10.4 million or $0.38 per diluted share for the same year-ago period. Adjusted net income excludes the impact of share-based payments, fair value adjustments, amortization of intangible assets, restructuring costs, insurance settlement recovery and transaction-related costs, tax impact of aforementioned adjustments, and certain tax items. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

As of September 30, 2018, the Company had $233.9 million in cash and cash equivalents, $0.5 million in restricted cash, $54.9 million due from clearing brokers, $162.8 million in net securities and other investments owned (at fair value), $21.4 million in advances against customer contracts, and $457.5 million in total debt. Total B. Riley Financial stockholders’ equity was $268.4 million. Shares outstanding totaled approximately 26.5 million as of September 30, 2018.

Declaration of Dividend

B. Riley Financial’s board of directors approved a regular quarterly dividend of $0.08 per share and a special dividend of $0.08 per share which will be paid on or about November 30, 2018 to stockholders of record as of November 16, 2018.

Acquisition of magicJack vocalTec, Ltd.

The previously announced acquisition of magicJack VocalTec Ltd. (NASDAQ:CALL) remains pending final regulatory approval. B. Riley Financial will communicate additional updates once closing conditions have been satisfied.

Conference Call

B. Riley Financial will host a conference call today, Monday, November 5, 2018 at 4:30 p.m. ET (1:30 p.m. PT). Bryant Riley, Chairman and co-CEO; Tom Kelleher, co-CEO; and Phillip Ahn, CFO and COO, will host the conference call followed by a question and answer period.

Toll-Free:	1-877-451-6152
International:	1-201-389-0879

The conference call will be broadcast simultaneously and available for replay via the investor section of B. Riley Financial’s website. A replay of the call will be available after 7:30 p.m. ET through November 12, 2018.

For more information, visit ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high net worth individuals. The Company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles.

# # #

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “continue,” “could,” “expects,” “may,” “will” and “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, the effects of our business model, the effects and anticipated benefits of our completed and pending acquisitions and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, expectations regarding market dynamics, as well as statements regarding our enthusiasm and the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the risk that our final results could differ materially from the preliminary results included in this release; and those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information is also set forth in our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2018. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, transaction expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Contacts:

Investor Contact	Media Contact
Investor Relations	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$233,918	$132,823
Restricted cash	468	19,711
Due from clearing brokers	54,891	31,479
Securities and other investments owned, at fair value	222,521	145,360
Securities borrowed	1,042,295	807,089
Accounts receivable, net	38,958	20,015
Due from related parties	9,921	5,689
Advances against customer contracts	21,405	5,208
Loans receivable	37,147	—
Prepaid expenses and other assets	50,193	22,605
Property and equipment, net	11,143	11,977
Goodwill	120,129	98,771
Other intangible assets, net	51,011	56,948
Deferred income taxes	26,901	29,229
Total assets	$1,920,901	$1,386,904
Liabilities and Equity
Liabilities
Accounts payable	$2,278	$2,650
Accrued expenses and other liabilities	87,901	71,685
Deferred revenue	3,205	3,141
Due to partners	1,428	1,578
Securities sold not yet purchased	59,672	28,291
Securities loaned	1,035,408	803,371
Mandatorily redeemable noncontrolling interests	4,409	4,478
Notes payable	1,671	2,243
Senior notes payable	455,783	203,621
Total liabilities	1,651,755	1,121,058

Commitments and contingencies
B. Riley Financial, Inc. stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,526,445 and 26,569,462 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	255,236	259,980
Retained earnings	14,842	6,582
Accumulated other comprehensive loss	(1,696)	(534)
Total B. Riley Financial, Inc. stockholders’ equity	268,384	266,030
Noncontrolling interests	762	(184)
Total equity	269,146	265,846
Total liabilities and equity	$1,920,901	$1,386,904

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Services and fees	$90,655	$85,450	$297,986	$202,663
Interest income - Securities lending	8,954	6,897	22,836	9,115
Sale of goods	72	79	138	221
Total revenues	99,681	92,426	320,960	211,999
Operating expenses:
Direct cost of services	8,156	10,138	33,733	46,224
Cost of goods sold	52	124	142	313
Selling, general and administrative expenses	71,782	70,962	216,603	132,836
Restructuring charge	428	4,896	2,247	11,484
Interest expense - Securities lending	6,425	4,950	16,317	6,515
Total operating expenses	86,843	91,070	269,042	197,372
Operating income	12,838	1,356	51,918	14,627
Other income (expense):
Interest income	442	76	736	358
Income (loss) from equity investments	828	(157)	5,049	(157)
Interest expense	(9,340)	(2,510)	(23,926)	(5,195)
Income (loss) before income taxes	4,768	(1,235)	33,777	9,633
(Provision for) benefit from income taxes	(2,046)	1,357	(8,412)	7,753
Net income	2,722	122	25,365	17,386
Net (loss) income attributable to noncontrolling interests	(92)	(246)	1,051	(283)
Net income attributable to B. Riley Financial, Inc.	$2,814	$368	$24,314	$17,669

Basic income per share	$0.11	$0.01	$0.94	$0.80
Diluted income per share	$0.10	$0.01	$0.91	$0.76

Cash dividends per share	$0.30	$0.13	$0.58	$0.55

Weighted average basic shares outstanding	25,968,997	26,059,490	25,856,339	22,180,808
Weighted average diluted shares outstanding	26,854,261	27,639,862	26,776,133	23,385,014

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$25,365	$17,386
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,768	7,705
Provision for doubtful accounts	840	827
Share-based compensation	8,650	7,679
Recovery of key man life insurance	—	(6,000)
Non-cash interest and other	1,384	319
Effect of foreign currency on operations	(352)	(1,022)
(Income) loss from equity investments	(5,049)	157
Deferred income taxes	7	(24,560)
Impairment of leaseholds, lease loss accrual and loss on disposal of fixed assets	1,718	2,838
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	847	10,766
Change in operating assets and liabilities:
Due from clearing brokers	(23,412)	13,258
Securities and other investments owned	(77,161)	(41,350)
Securities borrowed	(235,206)	129,998
Accounts receivable and advances against customer contracts	(35,982)	1,635
Prepaid expenses and other assets	(19,418)	15,522
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	10,111	(38,597)
Amounts due to/from related parties and partners	(4,487)	(12,313)
Securities sold, not yet purchased	31,381	7,700
Deferred revenue	64	(1,302)
Securities loaned	232,037	(139,425)
Net cash used in operating activities	(78,895)	(48,779)
Cash flows from investing activities:
Purchases of loans receivable	(35,111)	—
Acquisition of Wunderlich, net of cash acquired $4,259	—	(25,478)
Cash acquired from acquisition of FBR & Co.	—	15,738
Acquisition of other businesses	(4,000)	(2,052)
Acquisition consideration payable -United Online	—	(10,381)
Purchases of property and equipment and intangible assets	(2,314)	(550)
Proceeds from key man life insurance	—	6,000
Proceeds from sale of property and equipment and intangible assets	37	619
Equity investments	(6,856)	(1,015)
Dividends from equity investment	1,695	—
Net cash used in investing activities	(46,549)	(17,119)
Cash flows from financing activities:
Proceeds from asset based credit facility	300,000	65,987
Repayment of asset based credit facility	(300,000)	(65,987)
Payment of contingent consideration	—	(1,250)
Proceeds from notes payable	51,020	—
Repayment of notes payable	(51,591)	(8,214)
Proceeds from issuance of senior notes	255,290	89,330
Payment of debt issuance costs	(6,356)	(2,093)
Payment of employment taxes on vesting of restricted stock	(4,106)	(2,683)
Dividends paid	(17,912)	(13,493)
Repurchase of common stock	(17,338)	—
Distribution to noncontrolling interests	(915)	(2,878)
Net cash provided by financing activities	208,092	58,719
Increase (decrease) in cash, cash equivalents and restricted cash	82,648	(7,179)
Effect of foreign currency on cash, cash equivalents and restricted cash	(796)	3,458
Net increase (decrease) in cash, cash equivalents and restricted cash	81,852	(3,721)
Cash, cash equivalents and restricted cash, beginning of year	152,534	115,399
Cash, cash equivalents and restricted cash, end of period	$234,386	$111,678

Supplemental disclosures:
Interest paid	$35,289	$11,513
Taxes paid	$2,455	$11,668

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Capital Markets reportable segment:
Revenues - Services and fees	$67,389	$56,782	$191,621	$96,181
Interest income - Securities lending	8,954	6,897	22,836	9,115
Total revenues	76,343	63,679	214,457	105,296
Selling, general, and administrative expenses	(57,207)	(53,955)	(168,559)	(87,753)
Restructuring charge	(428)	(3,322)	(2,457)	(7,245)
Interest expense - Securities lending	(6,425)	(4,950)	(16,317)	(6,515)
Depreciation and amortization	(1,309)	(1,636)	(4,428)	(2,167)
Segment income (loss)	10,974	(184)	22,696	1,616
Auction and Liquidation reportable segment:
Revenues - Services and fees	2,459	7,376	44,812	43,179
Revenues - Sale of goods	48	1	48	1
Total revenues	2,507	7,377	44,860	43,180
Direct cost of services	(838)	(3,385)	(12,263)	(25,482)
Cost of goods sold	(24)	(2)	(41)	(2)
Selling, general, and administrative expenses	(1,289)	(1,963)	(7,787)	(6,562)
Depreciation and amortization	(7)	(5)	(23)	(15)
Segment income	349	2,022	24,746	11,119
Valuation and Appraisal reportable segment:
Revenues - Services and fees	9,404	9,043	27,383	24,799
Direct cost of services	(4,067)	(3,778)	(12,388)	(11,031)
Selling, general, and administrative expenses	(2,379)	(2,253)	(7,138)	(6,395)
Depreciation and amortization	(56)	(43)	(159)	(130)
Segment income	2,902	2,969	7,698	7,243
Principal Investments - United Online segment:
Revenues - Services and fees	11,403	12,249	34,170	38,504
Revenues - Sale of goods	24	78	90	220
Total revenues	11,427	12,327	34,260	38,724
Direct cost of services	(3,251)	(2,975)	(9,082)	(9,711)
Cost of goods sold	(28)	(122)	(101)	(311)
Selling, general, and administrative expenses	(2,348)	(2,433)	(6,321)	(8,536)
Depreciation and amortization	(1,682)	(1,703)	(5,040)	(5,313)
Restructuring charge	—	(150)	—	(633)
Segment income	4,118	4,944	13,716	14,220
Consolidated operating income from reportable segments	18,343	9,751	68,856	34,198

Corporate and other expenses (including restructuring recovery of $210 during the nine months ended September 30, 2018; and restructuring charge of $1,424 and $3,606 during the three and nine months ended September 30, 2017, respectively.	(5,505)	(8,395)	(16,938)	(19,571)
Interest income	442	76	736	358
Income (loss) on equity investments	828	(157)	5,049	(157)
Interest expense	(9,340)	(2,510)	(23,926)	(5,195)
Income (loss) before income taxes	4,768	(1,235)	33,777	9,633
(Provision for) benefit from income taxes	(2,046)	1,357	(8,412)	7,753
Net income	2,722	122	25,365	17,386
Net (loss) income attributable to noncontrolling interests	(92)	(246)	1,051	(283)
Net income attributable to B. Riley Financial, Inc.	$2,814	$368	$24,314	$17,669

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to B. Riley Financial, Inc.	$2,814	$368	$24,314	$17,669

Adjustments:
Provision for (benefit from) income taxes	2,046	(1,357)	8,412	(7,753)
Interest expense	9,340	2,510	23,926	5,195
Interest income	(442)	(76)	(736)	(358)
Share based payments	3,074	2,773	8,310	5,288
Depreciation and amortization	3,098	3,416	9,768	7,706
Restructuring costs	428	4,896	2,247	11,484
Transactions related costs	648	480	2,193	6,155
Fair value adjustment	—	2,750	—	9,000
Insurance settlement recovery	—	—	—	(6,000)
Total EBITDA adjustments	18,192	15,392	54,120	30,717

Adjusted EBITDA	$21,006	$15,760	$78,434	$48,386

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to B. Riley Financial, Inc.	$2,814	$368	$24,314	$17,669
Adjustments:
Share based payments	3,074	2,773	8,310	5,288
Amortization of intangible assets	2,093	2,172	6,399	5,248
Restructuring costs	428	4,896	2,247	11,484
Transactions related costs	648	480	2,193	6,155
Fair value adjustment	—	2,750	—	9,000
Insurance settlement recovery	—	—	—	(6,000)
Income tax effect of adjusting entries	(2,628)	(3,066)	(5,411)	(13,569)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	—	—	—	(8,389)
Adjusted net income attributable to B. Riley Financial, Inc.	$6,429	$10,373	$38,052	$26,886

Adjusted income per common share:
Adjusted basic income per share	$0.25	$0.40	$1.47	$1.21
Adjusted diluted income per share	$0.24	$0.38	$1.42	$1.15

Shares used to calculate adjusted basic net income per share	25,968,997	26,059,490	25,856,339	22,180,808
Shares used to calculate adjusted diluted net income per share	26,854,261	27,639,862	26,776,133	23,385,014